FORTEM RESOURCES INC. ANNOUNCES AMENDMENTS TO ITS
ARTICLES OF INCORPORATION

January 24, 2018 – Fortem Resources Inc. (OTCQB:FTMR) (the “Company”) announces that it has amended and restated its articles of incorporation to (i) delete a limitation of liability of directors and officers clause, (ii) eliminate preemptive rights and (iii) remove certain redundant provisions (each, an “Amendment”). Each Amendment was approved by way of written consents of the Company’s stockholders representing approximately 68.8% of the voting power of the Company’s outstanding shares of common stock as of the record date (December 27, 2017). As of January 18, 2018, there were no written consents received by the Company representing a vote against, abstention or broker non-vote with respect to any Amendment.

On January 23, 2018, the Company filed a Certificate to Accompany Restated Articles or Amended and Restated Articles with the Secretary of State of the State of Nevada to effect the Amendments.

On behalf of the Board of Directors,

FORTEM RESOURCES INC.

“Michael Caetano”

Michael Caetano
Chief Operating Officer